J.P. Morgan Mortgage Acquisition Trust 2006-RM1

Asset Backed Pass-Through Certificates, Series 2006-RM1

$ 288,566,000   (Approximate)

Subject to Revision

September 18, 2006 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$ 288,566,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-RM1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

ResMAE Mortgage Corporation

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2006-RM1

September 18, 2006

Expected Timing:	Pricing Date:	On or about September 20, 2006
	Closing Date:	On or about September 27, 2006
	First Payment Date:	October 25, 2006, or first business day thereafter

Structure:	Bond Structure	$886,240,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for
JPMAC 2006-RM1

Preliminary Term Sheet                                 Date Prepared: September 18, 2006

$288,566,000  (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-RM1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2,5)	(Months) Call/Mat(2,5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3)
A-1A	$230,853,000	2.20 / 2.42	1 - 81 / 1 - 177	Aaa/AAA/AAA	August 2036	Fltg Rate Group I Senior
A-1B	$57,713,000	2.20 / 2.42	1 - 81 / 1 - 177	Aaa/AAA/AAA	August 2036	Fltg Rate Group I Senior Mezz
A-2	$219,176,000	Not Marketed Hereby		Aaa/AAA/AAA	February 2031	Fltg Rate Group II Senior Sequential
A-3	$88,573,000	Not Marketed Hereby		Aaa/AAA/AAA	November 2035	Fltg Rate Group II Senior Sequential
A-4	$58,757,000	Not Marketed Hereby		Aaa/AAA/AAA	July 2036	Fltg Rate Group II Senior Sequential
A-5	$53,831,000	Not Marketed Hereby		Aaa/AAA/AAA	August 2036	Fltg Rate Group II Senior Sequential
M-1	$35,560,000	Not Marketed Hereby		Aa1/AA+/AA+	August 2036	Fltg Rate Sequential Mezzanine
M-2	$32,327,000	Not Marketed Hereby		Aa2/AA/AA	August 2036	Fltg Rate Sequential Mezzanine
M-3	$17,089,000	Not Marketed Hereby		Aa3/AA-/AA-	August 2036	Fltg Rate Sequential Mezzanine
M-4	$17,549,000	Not Marketed Hereby		A1/A+/A+	August 2036	Fltg Rate Mezzanine
M-5	$16,163,000	Not Marketed Hereby		A2/A/A	August 2036	Fltg Rate Mezzanine
M-6	$14,778,000	Not Marketed Hereby		A3/A-/A-	August 2036	Fltg Rate Mezzanine
M-7	$13,854,000	Not Marketed Hereby		Baa1/BBB+/BBB+	August 2036	Fltg Rate Mezzanine
M-8	$11,545,000	Not Marketed Hereby		Baa2/BBB/BBB	August 2036	Fltg Rate Mezzanine
M-9	$9,236,000	Not Marketed Hereby		Baa3/BBB-/BBB-	August 2036	Fltg Rate Mezzanine
M-10 (7)	$9,236,000	Not Publicly Offered		Ba1/BB+/BB+		Fltg Rate Subordinate
Total:	$886,240,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1A and Class A-1B Certificates are backed primarily by the cashflow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cashflow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cashflow from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

On the first Distribution Date after the first possible Optional Termination Date, the margins on the Senior Certificates and the Mezzanine and Subordinate Certificates will increase to 2.0 and 1.5 times the original margins, respectively.

(4)

The Offered Certificates will be subject to the applicable interest rate caps as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2, Class A-3 and Class A-4 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution dates for the Class A-2, Class A-3 and Class A-4 Certificates is the distribution date, calculated assuming zero prepayments, plus one month.

(7)

The Class M-10 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 Certificates is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-RM1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

ResMAE Mortgage Corporation

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1A and Class A-1B Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:

The Class M-10 Certificate.

Offered Certificates:

The Group I Certificates.

Non-Offered Certificates:

The Group II, Mezzanine, Subordinate, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

September 1, 2006

Expected Pricing Date:

On or about September [20], 2006

Expected Closing Date:

On or about [September 27], 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in October 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain administrative or statutory exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period.

Trust Oversight Manager

Fee:

Approximately 0.015% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

Fee:

Approximately 0.004% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:       100% PPC (100% PPC: 4% - 23% CPR over 12 months; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

ARM Loans:       100% PPC (100% PPC: 5% - 27% CPR over 12 months and remaining constant at 27% CPR through month 23, remaining constant at 60% CPR for months 24 through 27, and then remaining constant at 30% CPR for months 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $923,653,151, of which: (i) approximately $375,983,134 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $547,670,016 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 45.34% of the mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the aggregate mortgage loans, including the Silent Seconds, is approximately 91.88%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

For any Distribution Date, the Pass-Through Rate on the Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable certificate margin, (ii) the Net WAC Cap and (iii) the Maximum Rate Cap.

Coupon Step-Up:

After the Optional Termination Date, if the right to terminate the Trust has not been exercised, the certificate margins or certificate rates as applicable with respect to the Certificates on any then outstanding Certificates will increase in accordance with the following table:

Certificates	After Optional Termination
Senior Certificates	2.0x the Applicable Margin
Mezzanine and Subordinate Certificates	1.5x the Applicable Margin

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class of Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, if applicable, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the calendar month prior to the month in which it was received. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, Subordinate and Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 4.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be used to pay principal on the Certificates until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be approximately 4.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount will be approximately 8.10% of the aggregate principal balance of the Mortgage Loans for as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount in effect for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in October 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to approximately 46.50%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 34.25% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
October 2008 ─ September 2009	1.45%
October 2009 ─ September 2010	3.55%
October 2010 ─ September 2011	5.55%
October 2011 ─ September 2012	7.10%
October 2012 and thereafter	7.90%

Sequential Trigger Event:

A "Sequential Trigger Event" is in effect if (a) there are no Mezzanine, Subordinate or Class C Certificates outstanding, or (b) with respect to any Distribution Date on or prior to the Distribution Date in October 2008, the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related collection period (reduced by the aggregate amount of subsequent recoveries recovered since the Cut-Off Date through the last day of the related collection period) divided by the aggregate principal balance of the Mortgage Loans on the Cut-Off Date exceeds 1.45% or (c) with respect to any Distribution Date on or after the Distribution Date in October 2009, a Trigger Event is in effect.

Target Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Target Credit Support
Senior Certificates	23.25%	46.50%
M-1,M-2,M-3	(1)	28.10%
M-4	12.15%	24.30%
M-5	10.40%	20.80%
M-6	8.80%	17.60%
M-7	7.30%	14.60%
M-8	6.05%	12.10%
M-9	5.05%	10.10%
M-10	4.05%	8.10%

(1) The Class M-1, Class M-2 and Class M-3 Certificates have Initial Credit Support of 19.40%, 15.90% and 14.05%, respectively.

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied first to the Subordinate Certificates and then in reverse sequential order to the Mezzanine Certificates.

Realized Losses will not be allocated to any of the Senior Certificates. Although losses are not allocated to the Senior Certificates, there may not be enough principal to retire such Certificates. In this case, the Class A-1A Certificates will be senior to the Class A-1B Certificates in the event cash is available to pay principal to the Senior Certificates

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding such payments due to a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed pro rata to the Class A-1A and Class A-1B Certificates on each Distribution Date on which a Sequential Trigger Event is not in effect until the certificate principal balance of each such class has been reduced to zero. On each Distribution Date on which a Sequential Trigger Event is in effect, principal allocable to the Group I Certificates will be distributed sequentially to the Class A-1A and then to the Class A-1B Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate and Mezzanine Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of the principal will be paid to the Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Mezzanine and Subordinate Certificates until retired.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, such that their related Target Credit Support Percentages are reached, or in the case of the Mezzanine and Subordinate Certificates, until their Target Credit Support Percentage is reached as described in points a) and b) below.

a)

Principal allocable to the Class M-1, Class M-2 and Class M-3 Certificates, in the aggregate, will be distributed sequentially, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

b)

Principal allocable to the remaining certificates, the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the related Senior Certificates, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates then entitled to receive payments of principal, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Cap Carryover Reserve Account if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $877,465,000.00.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.217% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Swap distributions will be made as follows:

From the Swap Account supplemental interest trust, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be distributed to the Senior, Mezzanine and Subordinate Certificates, to reimburse any related unpaid Net WAC Cap Carryover Amounts distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
October 25, 2006	877,465,000.00	August 25, 2009	36,684,000.00
November 25, 2006	863,751,000.00	September 25, 2009	35,521,000.00
December 25, 2006	846,997,000.00	October 25, 2009	34,391,000.00
January 25, 2007	827,176,000.00	November 25, 2009	33,295,000.00
February 25, 2007	803,239,000.00	December 25, 2009	32,233,000.00
March 25, 2007	780,173,000.00	January 25, 2010	31,201,000.00
April 25, 2007	764,199,000.00	February 25, 2010	30,201,000.00
May 25, 2007	736,966,000.00	March 25, 2010	29,231,000.00
June 25, 2007	707,849,000.00	April 25, 2010	28,291,000.00
July 25, 2007	677,050,000.00	May 25, 2010	27,379,000.00
August 25, 2007	647,510,000.00	June 25, 2010	26,495,000.00
September 25, 2007	619,197,000.00	July 25, 2010	25,637,000.00
October 25, 2007	592,059,000.00	August 25, 2010	24,807,000.00
November 25, 2007	566,046,000.00	September 25, 2010	24,001,000.00
December 25, 2007	541,113,000.00	October 25, 2010	0.00
January 25, 2008	517,215,000.00
February 25, 2008	494,223,000.00
March 25, 2008	471,668,000.00
April 25, 2008	450,593,000.00
May 25, 2008	430,449,000.00
June 25, 2008	407,869,000.00
July 25, 2008	46,491,000.00
August 25, 2008	42,601,000.00
September 25, 2008	39,535,000.00
October 25, 2008	36,615,000.00
November 25, 2008	33,916,000.00
December 25, 2008	31,401,000.00
January 25, 2009	28,975,000.00
February 25, 2009	26,635,000.00
March 25, 2009	24,378,000.00
April 25, 2009	31,746,000.00
May 25, 2009	38,755,000.00
June 25, 2009	40,235,000.00
July 25, 2009	38,385,000.00

Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Period	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
1	October 25, 2006	8.63	22.67	44	May 25, 2010	11.23	12.76
2	November 25, 2006	7.79	21.91	45	June 25, 2010	10.88	12.41
3	December 25, 2006	8.05	21.90	46	July 25, 2010	11.98	13.49
4	January 25, 2007	7.80	21.66	47	August 25, 2010	11.59	13.11
5	February 25, 2007	7.80	21.48	48	September 25, 2010	11.59	13.10
6	March 25, 2007	8.64	21.66	49	October 25, 2010	11.97	11.97
7	April 25, 2007	7.80	21.30	50	November 25, 2010	11.58	11.58
8	May 25, 2007	8.06	21.22	51	December 25, 2010	11.97	11.97
9	June 25, 2007	7.80	20.89	52	January 25, 2011	12.29	12.29
10	July 25, 2007	8.07	20.76	53	February 25, 2011	12.29	12.29
11	August 25, 2007	7.81	20.41	54	March 25, 2011	13.60	13.60
12	September 25, 2007	7.81	20.18	55	April 25, 2011	12.28	12.28
13	October 25, 2007	8.07	20.07	56	May 25, 2011	12.68	12.68
14	November 25, 2007	7.81	19.72	57	June 25, 2011	12.27	12.27
15	December 25, 2007	8.08	19.62	58	July 25, 2011	12.68	12.68
16	January 25, 2008	7.82	19.27	59	August 25, 2011	12.26	12.26
17	February 25, 2008	7.82	19.05	60	September 25, 2011	12.26	12.26
18	March 25, 2008	8.36	19.11	61	October 25, 2011	12.66	12.66
19	April 25, 2008	7.83	18.61	62	November 25, 2011	12.25	12.25
20	May 25, 2008	8.09	18.54	63	December 25, 2011	12.65	12.65
21	June 25, 2008	7.84	18.12	64	January 25, 2012	12.24	12.24
22	July 25, 2008	8.91	10.15	65	February 25, 2012	12.24	12.24
23	August 25, 2008	8.63	9.86	66	March 25, 2012	13.07	13.07
24	September 25, 2008	8.64	9.85	67	April 25, 2012	12.22	12.22
25	October 25, 2008	8.93	10.12	68	May 25, 2012	12.62	12.62
26	November 25, 2008	8.64	9.79	69	June 25, 2012	12.21	12.21
27	December 25, 2008	8.94	10.02	70	July 25, 2012	12.61	12.61
28	January 25, 2009	9.39	10.43	71	August 25, 2012	12.20	12.20
29	February 25, 2009	9.40	10.38	72	September 25, 2012	12.19	12.19
30	March 25, 2009	10.41	11.30	73	October 25, 2012	12.59	12.59
31	April 25, 2009	9.40	10.63	74	November 25, 2012	12.18	12.18
32	May 25, 2009	9.71	11.25	75	December 25, 2012	12.58	12.58
33	June 25, 2009	9.40	11.06	76	January 25, 2013	12.17	12.17
34	July 25, 2009	10.48	12.09	77	February 25, 2013	12.16	12.16
35	August 25, 2009	10.15	11.75	78	March 25, 2013	13.46	13.46
36	September 25, 2009	10.15	11.74	79	April 25, 2013	12.15	12.15
37	October 25, 2009	10.49	12.05	80	May 25, 2013	12.55	12.55
38	November 25, 2009	10.15	11.73	81	June 25, 2013	12.14	12.14
39	December 25, 2009	10.49	12.05
40	January 25, 2010	10.88	12.45
41	February 25, 2010	10.88	12.44
42	March 25, 2010	12.04	13.54
43	April 25, 2010	10.88	12.42

(1) Assumes a swap strike rate of 5.217%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1A
WAL (yrs)	21.96	4.65	2.20	1.24	1.00
Principal Window (months)	1 - 357	1 - 171	1 - 81	1 - 29	1 - 24
# of months of principal payment	357	171	81	29	24
Class A-1B
WAL (yrs)	21.96	4.65	2.20	1.24	1.00
Principal Window (months)	1 - 357	1 - 171	1 - 81	1 - 29	1 - 24
# of months of principal payment	357	171	81	29	24

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1A
WAL (yrs)	21.96	4.97	2.42	1.24	1.00
Principal Window (months)	1 - 357	1 - 336	1 - 177	1 - 29	1 - 24
# of months of principal payment	357	336	177	29	24
Class A-1B
WAL (yrs)	21.96	4.97	2.42	1.24	1.00
Principal Window (months)	1 - 357	1 - 336	1 - 177	1 - 29	1 - 24
# of months of principal payment	357	336	177	29	24

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)
1	3.19	3.19	5.330	5.423	48	5.18	5.16	5.275	5.336
2	2.83	2.83	5.366	5.412	49	5.32	5.30	5.276	5.338
3	2.84	2.84	5.402	5.392	50	5.15	5.13	5.277	5.340
4	2.83	2.83	5.370	5.363	51	5.32	5.30	5.278	5.342
5	2.84	2.83	5.352	5.325	52	5.15	5.14	5.280	5.345
6	2.88	2.88	5.357	5.287	53	5.15	5.13	5.282	5.349
7	2.84	2.84	5.266	5.235	54	5.67	5.65	5.284	5.353
8	2.86	2.86	5.247	5.197	55	5.14	5.12	5.288	5.358
9	2.84	2.84	5.231	5.166	56	5.31	5.29	5.291	5.363
10	2.86	2.88	5.151	5.144	57	5.14	5.11	5.295	5.369
11	2.84	2.86	5.128	5.140	58	5.31	5.30	5.300	5.376
12	2.84	2.88	5.051	5.145	59	5.13	5.12	5.306	5.382
13	2.87	2.91	5.043	5.169	60	5.13	5.11	5.313	5.389
14	2.84	2.88	5.068	5.199	61	5.30	5.28	5.320	5.395
15	2.88	2.92	5.097	5.228	62	5.12	5.09	5.327	5.401
16	2.84	2.88	5.128	5.253	63	5.30	5.26	5.333	5.406
17	2.84	2.88	5.160	5.274	64	5.12	5.10	5.339	5.411
18	2.94	2.96	5.190	5.288	65	5.12	5.10	5.344	5.415
19	2.85	2.87	5.217	5.291	66	5.47	5.44	5.349	5.418
20	2.90	2.92	5.237	5.284	67	5.11	5.08	5.354	5.421
21	2.86	2.88	5.249	5.266	68	5.29	5.25	5.357	5.423
22	3.66	3.73	5.250	5.240	69	5.11	5.07	5.360	5.425
23	3.52	3.60	5.239	5.207	70	5.28	5.25	5.363	5.426
24	3.54	3.64	5.213	5.171	71	5.11	5.07	5.365	5.427
25	3.72	3.85	5.174	5.134	72	5.10	5.07	5.365	5.428
26	3.57	3.74	5.132	5.100	73	5.28	5.24	5.366	5.429
27	3.74	3.94	5.093	5.071	74	5.10	5.07	5.366	5.431
28	4.35	4.58	5.057	5.048	75	5.27	5.24	5.368	5.434
29	4.36	4.62	5.025	5.031	76	5.09	5.07	5.369	5.437
30	4.85	5.11	4.998	5.022	77	5.09	5.06	5.371	5.441
31	4.38	4.67	4.977	5.021	78	5.61	5.59	5.374	5.446
32	4.55	4.83	4.962	5.029	79	5.09	5.05	5.377	5.451
33	4.42	4.71	4.956	5.045	80	5.26	5.22	5.381	5.457
34	5.24	5.42	4.958	5.068	81	5.08	5.04	5.386	5.463
35	5.10	5.27	4.970	5.096
36	5.11	5.26	4.992	5.127
37	5.27	5.39	5.024	5.159
38	4.97	5.07	5.058	5.190
39	5.10	5.18	5.091	5.218
40	5.17	5.21	5.122	5.244
41	5.18	5.19	5.152	5.268
42	5.65	5.63	5.179	5.288
43	5.18	5.15	5.204	5.304
44	5.34	5.29	5.226	5.316
45	5.18	5.12	5.244	5.325
46	5.34	5.33	5.259	5.331
47	5.18	5.16	5.269	5.334

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments paid to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination/ Structuring:	Brian Bernard	(212) 834-5139	Andy Cherna	(212) 834-4154
	Tom Roh	(212) 834-5936	Randall Outlaw	(212) 834-4154
	Shayna Stephanak	(212) 834-5727	Melissa Traylor	(212) 834-4154
	Shilla Kim-Parker	(212) 834-5006
	Vikas Garg	(212) 834-9593
	Kavitha Vignarahjah	(212) 834-5399
Asset-Backed Trading
			Peter Basso	(212) 834-3720
			Maria Lopes	(212) 834-3720
			Vikas Sarna	(212) 834-3720
			Nick Sykes	(212) 834-3720
Home Equity Trading:	Matt Cherwin	(212) 834-2050
	Robert Miller	(212) 834-2428
	Raj Kothari	(212) 834-3339
	Kevin Lynn	(212) 834-2394
	Osmin Rivera	(212) 834-2151

Rating Agency Contacts

Standard & Poor’s
Dan Larkin	212-438-3014

Moody’s
Maggie Liu	212-553-3712

Fitch
Natasha Hanson	212-908-0272

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor

J.P. Morgan Mortgage Acquisition Trust 2006-RM1

Asset Backed Pass-Through Certificates, Series 2006-RM1

$ 588,438,000   (Approximate)

Subject to Revision

September 18, 2006 – Free Writing Prospectus

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$ 538,438,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-RM1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

ResMAE Mortgage Corporation

Originator

JPMorgan Chase Bank, National Association

Servicer

Asset Backed Pass-Through Certificates, Series 2006-RM1

September 18, 2006

Expected Timing:	Pricing Date:	On or about September [20], 2006
	Closing Date:	On or about September [27], 2006
	First Payment Date:	October 25, 2006, or first business day thereafter

Structure:	Bond Structure	$588,438,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for
JPMAC 2006-RM1

Preliminary Term Sheet                                          Date Prepared: September 18, 2006

$538,438,000  (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-RM1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2,5)	(Months) Call/Mat(2,5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Certificate Rate(3)
A-1A	$230,853,000	Not Marketed Hereby		Aaa/AAA/AAA	August 2036	Fltg Rate Group I Senior
A-1B	$57,713,000	Not Marketed Hereby		Aaa/AAA/AAA	August 2036	Fltg Rate Group I Senior Mezz
A-2	$219,176,000	1.00 / 1.00	1 – 21 / 1 - 21	Aaa/AAA/AAA	February 2031	Fltg Rate Group II Senior Sequential
A-3	$88,573,000	2.00 / 2.00	21 – 28 / 21 – 28	Aaa/AAA/AAA	November 2035	Fltg Rate Group II Senior Sequential
A-4	$58,757,000	3.00 / 3.00	28 – 59 / 28 – 59	Aaa/AAA/AAA	July 2036	Fltg Rate Group II Senior Sequential
A-5	$53,831,000	6.25 / 7.61	59 – 81 / 59 – 177	Aaa/AAA/AAA	August 2036	Fltg Rate Group II Senior Sequential
M-1	$35,560,000	3.86 / 3.86	43 – 50 / 43 – 50	Aa1/AA+/AA+	August 2036	Fltg Rate Sequential Mezzanine
M-2	$32,327,000	5.00 / 5.00	50 - 81 / 50 – 81	Aa2/AA/AA	August 2036	Fltg Rate Sequential Mezzanine
M-3	$17,089,000	6.74 / 9.32	81 - 81 / 81 – 161	Aa3/AA-/AA-	August 2036	Fltg Rate Sequential Mezzanine
M-4	$17,549,000	4.69 / 5.18	42 – 81 / 42 – 143	A1/A+/A+	August 2036	Fltg Rate Mezzanine
M-5	$16,163,000	4.65 / 5.12	41 – 81 / 41 – 138	A2/A/A	August 2036	Fltg Rate Mezzanine
M-6	$14,778,000	4.62 / 5.07	40 – 81 / 40 – 132	A3/A-/A-	August 2036	Fltg Rate Mezzanine
M-7	$13,854,000	4.60 / 5.01	39 - 81 / 39 – 126	Baa1/BBB+/BBB+	August 2036	Fltg Rate Mezzanine
M-8	$11,545,000	4.59 / 4.96	39 - 81 / 39 – 119	Baa2/BBB/BBB	August 2036	Fltg Rate Mezzanine
M-9	$9,236,000	4.57 / 4. 90	38 - 81 / 38 – 113	Baa3/BBB-/BBB-	August 2036	Fltg Rate Mezzanine
M-10 (7)	$9,236,000	Not Publicly Offered		Ba1/BB+/BB+		Fltg Rate Subordinate
Total:	$886,240,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1A and Class A-1B Certificates are backed primarily by the cashflow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cashflow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cashflow from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

On the first Distribution Date after the first possible Optional Termination Date, the margins on the Senior Certificates and the Mezzanine and Subordinate Certificates will increase to 2.0 and 1.5 times the original margins, respectively.

(4)

The Offered Certificates will be subject to the applicable interest rate caps as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2, Class A-3 and Class A-4 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution dates for the Class A-2, Class A-3 and Class A-4 Certificates is the distribution date, calculated assuming zero prepayments, plus one month.

(7)

The Class M-10 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 Certificates is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-RM1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

ResMAE Mortgage Corporation

Servicer:

JPMorgan Chase Bank, National Association

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1A and Class A-1B Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:

The Class M-10 Certificate.

Offered Certificates:

The Group II and Mezzanine Certificates.

Non-Offered Certificates:

The Group I, Subordinate, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

September 1, 2006

Expected Pricing Date:

On or about September [20], 2006

Expected Closing Date:

On or about [September 27], 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in October 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period.

Trust Oversight Manager

Fee:

Approximately 0.015% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

Fee:

Approximately 0.004% per annum on the outstanding principal balance of each Mortgage Loan as of the first day of the related collection period, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 4% - 23% CPR over 12 months; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

ARM Loans:

100% PPC (100% PPC: 5% - 27% CPR over 12 months and remaining constant at 27% CPR through month 23, remaining constant at 60% CPR for months 24 through 27, and then remaining constant at 30% CPR for months 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $923,653,151, of which: (i) approximately $375,983,134 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $547,670,016 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 45.34% of the mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the aggregate mortgage loans, including the Silent Seconds, is approximately 91.88%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

For any Distribution Date, the Pass-Through Rate on the Certificates will be a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable certificate margin, (ii) the Net WAC Cap and (iii) the Maximum Rate Cap.

Coupon Step-Up:

After the Optional Termination Date, if the right to terminate the Trust has not been exercised, the certificate margins or certificate rates as applicable with respect to the Certificates on any then outstanding Certificates will increase in accordance with the following table:

Certificates	After Optional Termination
Senior Certificates	2.0x the Applicable Margin
Mezzanine and Subordinate Certificates	1.5x the Applicable Margin

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate equal to the excess of (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class of Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class of Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, if applicable, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the calendar month prior to the month in which it was received. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that such amounts paid do not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, Subordinate and Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 4.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be used to pay principal on the Certificates until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount for such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” will be approximately 4.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount will be approximately 8.10% of the aggregate principal balance of the Mortgage Loans for as of the end of the related collection period, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount in effect for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in October 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to approximately 46.50%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 34.25% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses, as of the Distribution Date, as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
October 2008 ─ September 2009	1.45%
October 2009 ─ September 2010	3.55%
October 2010 ─ September 2011	5.55%
October 2011 ─ September 2012	7.10%
October 2012 and thereafter	7.90%

Sequential Trigger Event:

A "Sequential Trigger Event" is in effect if (a) there are no Mezzanine, Subordinate or Class C Certificates outstanding, or (b) with respect to any Distribution Date on or prior to the Distribution Date in October 2008, the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related collection period (reduced by the aggregate amount of subsequent recoveries recovered since the Cut-Off Date through the last day of the related collection period) divided by the aggregate principal balance of the Mortgage Loans on the Cut-Off Date exceeds 1.45% or (c) with respect to any Distribution Date on or after the Distribution Date in October 2009, a Trigger Event is in effect.

Target Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Target Credit Support
Senior Certificates	23.25%	46.50%
M-1,M-2,M-3	(1)	28.10%
M-4	12.15%	24.30%
M-5	10.40%	20.80%
M-6	8.80%	17.60%
M-7	7.30%	14.60%
M-8	6.05%	12.10%
M-9	5.05%	10.10%
M-10	4.05%	8.10%

(1) The Class M-1, Class M-2 and Class M-3 Certificates have Initial Credit Support of 19,40%, 15.90% and 14.05%, respectively.

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied first to the Subordinate Certificates and then in reverse sequential order to the Mezzanine Certificates.

Realized Losses will not be allocated to any of the Senior Certificates. Although losses are not allocated to the Senior Certificates, there may not be enough principal to retire such Certificates. In this case, the Class A-1A Certificates will be senior to the Class A-1B Certificates in the event cash is available to pay principal to the Senior Certificates

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding such payments due to a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed pro rata to the Class A-1A and Class A-1B Certificates on each Distribution Date on which a Sequential Trigger Event is not in effect until the certificate principal balance of each such class has been reduced to zero. On each Distribution Date on which a Sequential Trigger Event is in effect, principal allocable to the Group I Certificates will be distributed sequentially to the Class A-1A and then to the Class A-1B Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate and Mezzanine Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of the principal will be paid to the Senior Certificates, as described above, based on the principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the order of seniority, to the Mezzanine and Subordinate Certificates until retired.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal, as described under “Priority of Distributions” below, such that their related Target Credit Support Percentages are reached, or in the case of the Mezzanine and Subordinate Certificates, until their Target Credit Support Percentage is reached as described in points a) and b) below.

a)

Principal allocable to the Class M-1, Class M-2 and Class M-3 Certificates, in the aggregate, will be distributed sequentially, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

b)

Principal allocable to the remaining certificates, the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, will be distributed sequentially, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the related Senior Certificates, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates then entitled to receive payments of principal, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Cap Carryover Reserve Account if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Swap Agreement:

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $877,465,000.00.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.217% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Swap distributions will be made as follows:

From the Swap Account supplemental interest trust, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Senior Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be distributed to the Senior, Mezzanine and Subordinate Certificates, to reimburse any related unpaid Net WAC Cap Carryover Amounts distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
October 25, 2006	877,465,000.00	August 25, 2009	36,684,000.00
November 25, 2006	863,751,000.00	September 25, 2009	35,521,000.00
December 25, 2006	846,997,000.00	October 25, 2009	34,391,000.00
January 25, 2007	827,176,000.00	November 25, 2009	33,295,000.00
February 25, 2007	803,239,000.00	December 25, 2009	32,233,000.00
March 25, 2007	780,173,000.00	January 25, 2010	31,201,000.00
April 25, 2007	764,199,000.00	February 25, 2010	30,201,000.00
May 25, 2007	736,966,000.00	March 25, 2010	29,231,000.00
June 25, 2007	707,849,000.00	April 25, 2010	28,291,000.00
July 25, 2007	677,050,000.00	May 25, 2010	27,379,000.00
August 25, 2007	647,510,000.00	June 25, 2010	26,495,000.00
September 25, 2007	619,197,000.00	July 25, 2010	25,637,000.00
October 25, 2007	592,059,000.00	August 25, 2010	24,807,000.00
November 25, 2007	566,046,000.00	September 25, 2010	24,001,000.00
December 25, 2007	541,113,000.00	October 25, 2010	0.00
January 25, 2008	517,215,000.00
February 25, 2008	494,223,000.00
March 25, 2008	471,668,000.00
April 25, 2008	450,593,000.00
May 25, 2008	430,449,000.00
June 25, 2008	407,869,000.00
July 25, 2008	46,491,000.00
August 25, 2008	42,601,000.00
September 25, 2008	39,535,000.00
October 25, 2008	36,615,000.00
November 25, 2008	33,916,000.00
December 25, 2008	31,401,000.00
January 25, 2009	28,975,000.00
February 25, 2009	26,635,000.00
March 25, 2009	24,378,000.00
April 25, 2009	31,746,000.00
May 25, 2009	38,755,000.00
June 25, 2009	40,235,000.00
July 25, 2009	38,385,000.00

Net WAC Cap and Effective Rate Schedule(1)

Period	Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)	Period	Payment Date	Net WAC Cap (%)(2)(3)	Effective Rate(%)(2)(4)
1	October 25, 2006	8.63	22.67	44	May 25, 2010	11.23	12.76
2	November 25, 2006	7.79	21.91	45	June 25, 2010	10.88	12.41
3	December 25, 2006	8.05	21.90	46	July 25, 2010	11.98	13.49
4	January 25, 2007	7.80	21.66	47	August 25, 2010	11.59	13.11
5	February 25, 2007	7.80	21.48	48	September 25, 2010	11.59	13.10
6	March 25, 2007	8.64	21.66	49	October 25, 2010	11.97	11.97
7	April 25, 2007	7.80	21.30	50	November 25, 2010	11.58	11.58
8	May 25, 2007	8.06	21.22	51	December 25, 2010	11.97	11.97
9	June 25, 2007	7.80	20.89	52	January 25, 2011	12.29	12.29
10	July 25, 2007	8.07	20.76	53	February 25, 2011	12.29	12.29
11	August 25, 2007	7.81	20.41	54	March 25, 2011	13.60	13.60
12	September 25, 2007	7.81	20.18	55	April 25, 2011	12.28	12.28
13	October 25, 2007	8.07	20.07	56	May 25, 2011	12.68	12.68
14	November 25, 2007	7.81	19.72	57	June 25, 2011	12.27	12.27
15	December 25, 2007	8.08	19.62	58	July 25, 2011	12.68	12.68
16	January 25, 2008	7.82	19.27	59	August 25, 2011	12.26	12.26
17	February 25, 2008	7.82	19.05	60	September 25, 2011	12.26	12.26
18	March 25, 2008	8.36	19.11	61	October 25, 2011	12.66	12.66
19	April 25, 2008	7.83	18.61	62	November 25, 2011	12.25	12.25
20	May 25, 2008	8.09	18.54	63	December 25, 2011	12.65	12.65
21	June 25, 2008	7.84	18.12	64	January 25, 2012	12.24	12.24
22	July 25, 2008	8.91	10.15	65	February 25, 2012	12.24	12.24
23	August 25, 2008	8.63	9.86	66	March 25, 2012	13.07	13.07
24	September 25, 2008	8.64	9.85	67	April 25, 2012	12.22	12.22
25	October 25, 2008	8.93	10.12	68	May 25, 2012	12.62	12.62
26	November 25, 2008	8.64	9.79	69	June 25, 2012	12.21	12.21
27	December 25, 2008	8.94	10.02	70	July 25, 2012	12.61	12.61
28	January 25, 2009	9.39	10.43	71	August 25, 2012	12.20	12.20
29	February 25, 2009	9.40	10.38	72	September 25, 2012	12.19	12.19
30	March 25, 2009	10.41	11.30	73	October 25, 2012	12.59	12.59
31	April 25, 2009	9.40	10.63	74	November 25, 2012	12.18	12.18
32	May 25, 2009	9.71	11.25	75	December 25, 2012	12.58	12.58
33	June 25, 2009	9.40	11.06	76	January 25, 2013	12.17	12.17
34	July 25, 2009	10.48	12.09	77	February 25, 2013	12.16	12.16
35	August 25, 2009	10.15	11.75	78	March 25, 2013	13.46	13.46
36	September 25, 2009	10.15	11.74	79	April 25, 2013	12.15	12.15
37	October 25, 2009	10.49	12.05	80	May 25, 2013	12.55	12.55
38	November 25, 2009	10.15	11.73	81	June 25, 2013	12.14	12.14
39	December 25, 2009	10.49	12.05
40	January 25, 2010	10.88	12.45
41	February 25, 2010	10.88	12.44
42	March 25, 2010	12.04	13.54
43	April 25, 2010	10.88	12.42

(1) Assumes a swap strike rate of 5.217%

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(3) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	16.24	1.67	1.00	0.71	0.57
Principal Window (months)	1 - 292	1 - 39	1 - 21	1 - 16	1 - 12
# of months of principal payment	292	39	21	16	12
Class A-3
WAL (yrs)	26.55	4.32	2.00	1.57	1.18
Principal Window (months)	292 - 349	39 - 72	21 - 28	16 - 21	12 - 17
# of months of principal payment	58	34	8	6	6
Class A-4
WAL (yrs)	29.67	8.01	3.00	1.85	1.58
Principal Window (months)	349 - 357	72 - 127	28 - 59	21 - 23	17 - 21
# of months of principal payment	9	56	32	3	5
Class A-5
WAL (yrs)	29.74	13.30	6.25	2.11	1.83
Principal Window (months)	357 - 357	127 - 171	59 - 81	23 - 29	21 - 23
# of months of principal payment	1	45	23	7	3
Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	28.68	5.95	3.86	3.78	2.26
Principal Window (months)	322 - 357	53 - 94	43 - 50	29 - 48	24 - 35
# of months of principal payment	36	42	8	20	12
Class M-2
WAL (yrs)	29.74	10.48	5.00	3.99	2.91
Principal Window (months)	357 - 357	94 - 171	50 - 81	48 - 48	35 - 35
# of months of principal payment	1	78	32	1	1
Class M-3
WAL (yrs)	29.74	14.24	6.74	3.99	2.91
Principal Window (months)	357 - 357	171 - 171	81 - 81	48 - 48	35 - 35
# of months of principal payment	1	1	1	1	1
Class M-4
WAL (yrs)	29.30	9.34	4.69	3.57	2.88
Principal Window (months)	322 - 357	53 - 171	42 - 81	40 - 48	33 - 35
# of months of principal payment	36	119	40	9	3
Class M-5
WAL (yrs)	29.30	9.34	4.65	3.41	2.73
Principal Window (months)	322 - 357	53 - 171	41 - 81	38 - 48	31 - 35
# of months of principal payment	36	119	41	11	5
Class M-6
WAL (yrs)	29.30	9.34	4.62	3.29	2.62
Principal Window (months)	322 - 357	53 - 171	40 - 81	36 - 48	30 - 35
# of months of principal payment	36	119	42	13	6
Class M-7
WAL (yrs)	29.30	9.34	4.60	3.21	2.55
Principal Window (months)	322 - 357	53 - 171	39 - 81	34 - 48	29 - 35
# of months of principal payment	36	119	43	15	7
Class M-8
WAL (yrs)	29.30	9.34	4.59	3.14	2.48
Principal Window (months)	322 - 357	53 - 171	39 - 81	33 - 48	28 - 35
# of months of principal payment	36	119	43	16	8
Prepayment Speed	0%	50%	100%	150%	200%
Class M-9
WAL (yrs)	29.30	9.34	4.57	3.10	2.43
Principal Window (months)	322 - 357	53 - 171	38 - 81	33 - 48	27 - 35
# of months of principal payment	36	119	44	16	9

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	16.24	1.67	1.00	0.71	0.57
Principal Window (months)	1 - 292	1 - 39	1 - 21	1 - 16	1 - 12
# of months of principal payment	292	39	21	16	12
Class A-3
WAL (yrs)	26.55	4.32	2.00	1.57	1.18
Principal Window (months)	292 - 349	39 - 72	21 - 28	16 - 21	12 - 17
# of months of principal payment	58	34	8	6	6
Class A-4
WAL (yrs)	29.67	8.01	3.00	1.85	1.58
Principal Window (months)	349 - 357	72 - 127	28 - 59	21 - 23	17 - 21
# of months of principal payment	9	56	32	3	5
Class A-5
WAL (yrs)	29.74	15.48	7.61	2.11	1.83
Principal Window (months)	357 - 357	127 - 332	59 - 177	23 - 29	21 - 23
# of months of principal payment	1	206	119	7	3
Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	28.68	5.95	3.86	3.89	2.33
Principal Window (months)	322 - 357	53 - 94	43 - 50	29 - 54	24 - 39
# of months of principal payment	36	42	8	26	16
Class M-2
WAL (yrs)	29.74	10.48	5.00	5.33	3.80
Principal Window (months)	357 - 357	94 - 171	50 - 81	54 - 78	39 - 55
# of months of principal payment	1	78	32	25	17
Class M-3
WAL (yrs)	29.74	18.20	9.32	7.76	5.43
Principal Window (months)	357 - 357	171 - 300	81 - 161	78 - 116	55 - 81
# of months of principal payment	1	130	81	39	27
Class M-4
WAL (yrs)	29.30	10.08	5.18	3.86	3.10
Principal Window (months)	322 - 357	53 - 272	42 - 143	40 - 86	33 - 61
# of months of principal payment	36	220	102	47	29
Class M-5
WAL (yrs)	29.30	10.05	5.12	3.70	2.93
Principal Window (months)	322 - 357	53 - 264	41 - 138	38 - 83	31 - 59
# of months of principal payment	36	212	98	46	29
Class M-6
WAL (yrs)	29.30	10.01	5.07	3.56	2.80
Principal Window (months)	322 - 357	53 - 254	40 - 132	36 - 80	30 - 56
# of months of principal payment	36	202	93	45	27
Class M-7
WAL (yrs)	29.30	9.96	5.01	3.46	2.71
Principal Window (months)	322 - 357	53 - 244	39 - 126	34 - 76	29 - 54
# of months of principal payment	36	192	88	43	26
Class M-8
WAL (yrs)	29.30	9.89	4.96	3.37	2.63
Principal Window (months)	322 - 357	53 - 232	39 - 119	33 - 72	28 - 51
# of months of principal payment	36	180	81	40	24

Prepayment Speed	0%	50%	100%	150%	200%
Class M-9
WAL (yrs)	29.30	9.81	4.90	3.30	2.57
Principal Window (months)	322 - 357	53 - 220	38 - 113	33 - 67	27 - 48
# of months of principal payment	36	168	76	35	22

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD one Month LIBOR (%)	FWD six Month LIBOR (%)
1	3.19	3.19	5.330	5.423	48	5.18	5.16	5.275	5.336
2	2.83	2.83	5.366	5.412	49	5.32	5.30	5.276	5.338
3	2.84	2.84	5.402	5.392	50	5.15	5.13	5.277	5.340
4	2.83	2.83	5.370	5.363	51	5.32	5.30	5.278	5.342
5	2.84	2.83	5.352	5.325	52	5.15	5.14	5.280	5.345
6	2.88	2.88	5.357	5.287	53	5.15	5.13	5.282	5.349
7	2.84	2.84	5.266	5.235	54	5.67	5.65	5.284	5.353
8	2.86	2.86	5.247	5.197	55	5.14	5.12	5.288	5.358
9	2.84	2.84	5.231	5.166	56	5.31	5.29	5.291	5.363
10	2.86	2.88	5.151	5.144	57	5.14	5.11	5.295	5.369
11	2.84	2.86	5.128	5.140	58	5.31	5.30	5.300	5.376
12	2.84	2.88	5.051	5.145	59	5.13	5.12	5.306	5.382
13	2.87	2.91	5.043	5.169	60	5.13	5.11	5.313	5.389
14	2.84	2.88	5.068	5.199	61	5.30	5.28	5.320	5.395
15	2.88	2.92	5.097	5.228	62	5.12	5.09	5.327	5.401
16	2.84	2.88	5.128	5.253	63	5.30	5.26	5.333	5.406
17	2.84	2.88	5.160	5.274	64	5.12	5.10	5.339	5.411
18	2.94	2.96	5.190	5.288	65	5.12	5.10	5.344	5.415
19	2.85	2.87	5.217	5.291	66	5.47	5.44	5.349	5.418
20	2.90	2.92	5.237	5.284	67	5.11	5.08	5.354	5.421
21	2.86	2.88	5.249	5.266	68	5.29	5.25	5.357	5.423
22	3.66	3.73	5.250	5.240	69	5.11	5.07	5.360	5.425
23	3.52	3.60	5.239	5.207	70	5.28	5.25	5.363	5.426
24	3.54	3.64	5.213	5.171	71	5.11	5.07	5.365	5.427
25	3.72	3.85	5.174	5.134	72	5.10	5.07	5.365	5.428
26	3.57	3.74	5.132	5.100	73	5.28	5.24	5.366	5.429
27	3.74	3.94	5.093	5.071	74	5.10	5.07	5.366	5.431
28	4.35	4.58	5.057	5.048	75	5.27	5.24	5.368	5.434
29	4.36	4.62	5.025	5.031	76	5.09	5.07	5.369	5.437
30	4.85	5.11	4.998	5.022	77	5.09	5.06	5.371	5.441
31	4.38	4.67	4.977	5.021	78	5.61	5.59	5.374	5.446
32	4.55	4.83	4.962	5.029	79	5.09	5.05	5.377	5.451
33	4.42	4.71	4.956	5.045	80	5.26	5.22	5.381	5.457
34	5.24	5.42	4.958	5.068	81	5.08	5.04	5.386	5.463
35	5.10	5.27	4.970	5.096
36	5.11	5.26	4.992	5.127
37	5.27	5.39	5.024	5.159
38	4.97	5.07	5.058	5.190
39	5.10	5.18	5.091	5.218
40	5.17	5.21	5.122	5.244
41	5.18	5.19	5.152	5.268
42	5.65	5.63	5.179	5.288
43	5.18	5.15	5.204	5.304
44	5.34	5.29	5.226	5.316
45	5.18	5.12	5.244	5.325
46	5.34	5.33	5.259	5.331
47	5.18	5.16	5.269	5.334

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments paid to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	53.3	21.97%	34.0	23.21%	24.9	24.05%
M-2	40.7	19.21%	27.1	20.29%	20.3	21.01%
M-3	35.2	17.75%	23.9	18.74%	18.1	19.41%
M-4	30.2	16.25%	20.9	17.15%	16	17.77%
M-5	26.1	14.86%	18.4	15.71%	14.2	16.27%
M-6	22.7	13.59%	16.2	14.34%	12.6	14.85%
M-7	19.7	12.35%	14.3	13.08%	11.2	13.55%
M-8	17.4	11.32%	12.7	11.95%	10.0	12.37%
M-9	15.6	10.47%	11.5	11.06%	9.1	11.45%

Assumptions:

(1)

Pricing Prepayment Assumption, does not include defaults

(2)

Forward LIBOR Rates

(3)

12 month recovery lag

(4)

Servicer advances delinquent principal and interest

(5)

The optional clean-up call is not exercised

(6)

Triggers fail for every Distribution Date

(7)

‘Break’ is first dollar of realized principal loss

(8)

5.217% swap strike rate

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination/ Structuring:	Brian Bernard	(212) 834-5139	Andy Cherna	(212) 834-4154
	Tom Roh	(212) 834-5936	Randall Outlaw	(212) 834-4154
	Shayna Stephanak	(212) 834-5727	Melissa Traylor	(212) 834-4154
	Shilla Kim-Parker	(212) 834-5006
	Vikas Garg	(212) 834-9593
	Kavitha Vignarahjah	(212) 834-5399
Asset-Backed Trading
			Peter Basso	(212) 834-3720
			Maria Lopes	(212) 834-3720
			Vikas Sarna	(212) 834-3720
			Nick Sykes	(212) 834-3720
Home Equity Trading:	Matt Cherwin	(212) 834-2050
	Robert Miller	(212) 834-2428
	Raj Kothari	(212) 834-3339
	Kevin Lynn	(212) 834-2394
	Osmin Rivera	(212) 834-2151

Rating Agency Contacts

Standard & Poor’s
Dan Larkin	212-438-3014

Moody’s
Maggie Liu	212-553-3712

Fitch
Natasha Hanson	212-908-0272

Please Direct All Questions to the Syndicate Desk (x4-4154) Andy Cherna Randall Outlaw Melissa Traylor